                         Charter of the Audit Committee
                            of the Board of Directors
                                       of
                               Z-Axis Corporation

I.  Purpose

The primary  function of the Audit Committee is to assist the Board of Directors
(the  "Board") of Z-Axis  Corporation  (the  "Corporation")  in  fulfilling  its oversight responsibilities by reviewing

a)   the financial reports and other financial information provided by Z-Axis to any governmental body or to the public;

b)   the  Corporation's   systems  of  internal  controls   regarding   finance,
     accounting,  legal compliance and ethics that management and the Board have established or may establish;

c)   and  the  Corporation's   auditing,   accounting  and  financial  reporting
     processes,  generally.  Consistent with this function,  the Audit Committee should encourage continuous improvement of, and should foster adherence to, the  Corporation's  policies,  procedures and practices at all levels.  The
     Audit Committee's primary duties and responsibilities are to:

     o    Serve  as  an   independent   and  objective   party  to  monitor  the
          Corporation's financial reporting process and internal control system.

     o    Review and appraise the audit efforts of the Corporation's independent auditors.

     o    Provide  an  open  avenue  of  communication   among  the  independent
          auditors, financial and senior management and the Board.

The Audit  Committee  will fulfill  these  responsibilities  by carrying out the activities  enumerated  in Section IV of this Charter and such other  activities consistent  with  this  Charter  as may  from  time  to  time  be  necessary  or appropriate.

II.  Composition of the Audit Committee

The Audit  Committee  shall be  comprised of two or more members of the Board as determined by the Board,  at least 50% of which shall be independent  directors, free from any  relationship  that, in the opinion of the Board,  would interfere with the  exercise of his or her  independent  judgment as a member of the Audit
Committee. For purposes of this Charter, the definition of independent directors will  be  based  on the  rules  of the  NASDAQ  Stock  Market,  Inc.  for  audit committees, as amended, modified or supplemented from time to time.

The members of the Audit  Committee  shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified. Unless a chairman of the Audit Committee (the  "Chairman") is elected by the Board, the members of the  Committee  may  designate  a Chairman  by  majority  vote of the full Audit
Committee membership.

III. Meetings

The Audit Committee shall meet from time to time as called by the Chairman or as requested by the  independent  auditors.  The Audit Committee may ask members of management  or others to attend  meetings  of the Audit  Committee  and  provide pertinent information as necessary. As part of its responsibility to foster open communication,  the Audit Committee shall meet at least annually with management and the  independent  auditors  in  separate  executive  sessions to discuss any matters  that the  Audit  Committee  or any of these  groups  believe  should be discussed  privately.  In addition,  the Audit  Committee or its Chairman  shall
discuss  with  management  the  Corporation's   quarterly  financial  statements
consistent with Section IV.3 below.  The Audit Committee may maintain minutes or other records of meetings and activities of the Audit Committee.

IV.  Responsibilities and Duties

The duties of the Audit Committee shall include the following:

Documents/Reports Review

     1.   Review this Charter periodically,  at least annually,  and update this
          Charter as conditions dictate.

     2.   Review,  prior to its filing or prior to its release,  as the case may be,  the  Corporation's  Form  10-K or  10-KSB  and  annual  report to stockholders,  and review and  consider  the  matters  required  to be discussed  by the  Statement of Auditing  Standard  ("SAS") No. 61, as
          amended.

     3.   Review the Corporation's  Form 10-Q or 10-QSB prior to its filing, and review and  consider  the matters  required to be discussed by SAS No.
          61, as amended.  The Chairman may represent the entire Audit Committee for purposes of this review.

     4.   Review such other reports or other financial  information submitted to the  Securities  and Exchange  Commission or the public,  as the Audit
          Committee  shall deem  appropriate.  The  Chairman may  represent  the entire Audit Committee for purposes of this review.

Independent Auditors

     5.   Recommend to the Board the selection of the  independent  auditors for each fiscal year,  confirm and assure their  independence  and approve the  fees  and  other  compensation  to be  paid  to  the  independent auditors.  On an annual basis,  the Audit Committee  should review and discuss with the auditors all significant  relationships  which affect the auditors'  independence  and should receive the written  statement from the independent auditors required by Independence Standards Board
          Standard  No. 1, as  amended,  modified or  supplemented  from time to time.

     6.   Recommend  to the Board the  advisability  of having  the  independent auditors make  specified  studies and reports as to auditing  matters, accounting procedures, tax or other matters.

     7.   Review the  performance of the  independent  auditors and discuss with the Board of  Directors  any  proposed  discharge  of the  independent auditors when circumstances  warrant, and recommend for or against any such discharge.

     8.   Periodically consult with the independent auditors out of the presence of  management  about  internal  controls  and  the  completeness  and accuracy of the Corporation's financial statements.

Financial Reporting Processes

     9.   Consider the  independent  auditors'  judgments  about the quality and appropriateness of the Corporation's  accounting principles as applied in its financial reporting.

     10.  Consider  and  approve,   if   appropriate,   major   changes  to  the
          Corporation's  auditing and  accounting  principles  and  practices as suggested by the independent auditors or management.

Process Improvement

     11.  Establish  separate  channels of reporting  to the Audit  Committee by
          each  of  management  and  the  independent   auditors  regarding  any
          significant   judgments  made  in  management's   preparation  of  the
          financial  statements  and the view of each as to  appropriateness  of such judgments.

     12.  Following  completion of the annual audit, review separately with each
          of   management   and  the   independent   auditors  any   significant
          difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13.  Review  any  significant   disagreement   among   management  and  the
          independent  auditors in connection with the preparation of any of the
          Corporation's financial statements.

     14.  Review with the  independent  auditors  and  management  the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Legal Compliance

     15.  Consult with the  Corporation's  counsel  concerning  legal compliance matters including corporate securities trading policies.

     16.  Consult  with the  Corporation's  counsel as to any legal  matter that could  have  a  significant  impact  on  the  Corporation's  financial statements.

Other Responsibilities

Perform any other activities consistent with this Charter, and the Corporation's
Certificate of Incorporation,  By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.